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                                                                 EXHIBIT (h)(16)

                                 NORTHERN FUNDS

                ADDENDUM NO. 15 TO THE TRANSFER AGENCY AGREEMENT

         This Addendum, dated as of the 10th day of October, 2001, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

         WHEREAS, the Trust and the Transfer Agent have entered into a Transfer Agency Agreement dated as of April 1, 1994 as amended by Addendum No. 1 dated November 29, 1994, by Addendum No. 2 dated March 29, 1996, by Addendum No. 3 dated August 7, 1996, by Addendum No. 4 dated March 24, 1997, by Addendum No. 5 dated February 12, 1997, by Addendum No. 6 dated November 18, 1997, Addendum No. 7 dated December 21, 1998, by Addendum No. 8 dated September 15, 1999, Addendum No. 9 dated December 28, 1999, Addendum No. 10 dated February 8, 2000 and Addendum No. 11 dated July 31, 2000, Addendum No. 13 dated August 1, 2000 and Addendum No. 14 dated May 17, 2001 (the "Transfer Agency Agreement") pursuant to which the Trust has appointed the Transfer Agent to act as transfer agent to the Trust for the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, Global Fixed Income Fund, Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Value Fund, International Growth Equity Fund, International Select Equity Fund, Technology Fund, Stock Index Fund, Florida Intermediate Tax-Exempt Fund, Short-Intermediate U.S. Government Fund, California Intermediate Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Small Cap Index Fund, Mid Cap Growth Fund, High Yield Municipal Fund, High Yield Fixed Income Fund, Tax-Exempt Money Market Fund, Small Cap Growth Fund, Large Cap Value Fund, Growth Opportunities Fund and Global Communications Fund (collectively, the "Funds"); and

         WHEREAS, the Trust has as of July 31, 2000 reorganized itself from a Massachusetts business trust to a Delaware business trust; and

         WHEREAS, the Trust desires to retain the Transfer Agent under the terms of the Transfer Agency Agreement to render transfer agency and other services with respect to the Funds and the record and/or beneficial owners of the Funds, and the Transfer Agent is willing to render such services.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. RESTATEMENT. Section 18 of the Transfer Agency Agreement is hereby amended and restated as follows:


                  MISCELLANEOUS. The Trust's Agreement and Declaration of Trust as amended is on
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                  file with the Trust. The captions in this Transfer Agency
                  Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Transfer Agency Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Transfer Agency Agreement shall not be affected thereby. Any provision in this Transfer Agency Agreement requiring compliance with any statute or regulations shall mean such statute or regulation as amended and in effect from time to time. This Transfer Agency Agreement shall be construed in accordance with the laws of the State of Illinois (except as to paragraph 17 hereof which shall be construed in accordance with the laws of the State of Delaware and, subject to the other provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

         2. REAFFIRMATION. The Transfer Agency Agreement as amended to date is hereby reaffirmed and readopted by each of the parties hereto, and the Transfer Agent shall continue to provide services to the Trust for the Funds, and to receive compensation for such services, as provided in the Transfer Agency Agreement, subject to the terms set forth therein.

         3. MISCELLANEOUS. Except to the extent supplemented hereby, the Transfer Agency Agreement, as amended to date, shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.


         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

         All signatures need not appear on the same copy of this Addendum.

                                             NORTHERN FUNDS


Attest:                                      By:
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                                             Title:
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                                             THE NORTHERN TRUST COMPANY


Attest:                                      By:
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                                             Title:
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